EXHIBIT 23.1

                 Consent of KPMG Peat Marwick LLP





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The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- ) of Wells Fargo & Company of our report dated January 16, 1996 except as to Note 15, which is as of February 27, 1996, incorporated by reference in the Annual Report on Form 10-K of Wells Fargo & Company for the year ended December 31, 1995.



                           /s/ KPMG Peat Marwick LLP



San Francisco, CA
August 15, 1996